Exhibit 99.1

Station Casinos Announces Fourth Quarter Results

LAS VEGAS--(BUSINESS WIRE)--Station Casinos, Inc. ("Station" or the "Company") today announced the results of its operations for the fourth quarter ended December 31, 2007.

Results of Operations

The Company's net revenues for the fourth quarter ended December 31, 2007 were approximately $357.5 million, which were relatively unchanged compared to the prior year's fourth quarter. The Company reported EBITDA for the quarter of $131.7 million, a decrease of 7% compared to the prior year's fourth quarter.

During the fourth quarter, the Company incurred $1.9 million in costs to develop new gaming opportunities, primarily related to Native American gaming, $143.3 million related to costs associated with the Merger (as defined below), $287.7 million of expense related to equity-based awards, a $20.3 million loss on early retirement of debt, a $16.6 million impairment loss, preopening expenses and other non-recurring costs. Excluding these items, the Company reported a net loss of $4.5 million.

The Company’s earnings from its Green Valley Ranch joint venture for the fourth quarter were $12.8 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch’s operating income. For the fourth quarter, Green Valley Ranch generated EBITDA before management fees of $28.8 million, a decrease of 4% compared to the same period in the prior year.

Las Vegas Market Results

For the fourth quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch, were $326.3 million, a 2% increase compared to the prior year’s fourth quarter, while EBITDA from those operations decreased 7% to $109.6 million.

EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA is further defined in footnote 1.

Capital Expenditures

Total capital expenditures were $173.7 million for the fourth quarter. Expansion and project capital expenditures included $3.6 million for the expansion of Fiesta Henderson, $6.0 million for the expansion of Red Rock including the parking garage and $139.7 million for the purchase of land.

Merger

On November 7, 2007, the Company completed its merger (the “Merger”) with FCP Acquisition Sub, a Nevada corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation. The Merger was completed pursuant to the Agreement and Plan of Merger, dated as of February 23, 2007 and amended as of May 4, 2007, among the Company, Fertitta Colony Partners LLC, a Nevada limited liability company (“FCP”), and Merger Sub.

As a result of the Merger, approximately 24.1% of the issued and outstanding shares of non-voting common stock of the Company are owned by Fertitta Partners LLC, a Nevada limited liability company (“Fertitta Partners”), which is owned by affiliates of Frank J. Fertitta III, Chairman and Chief Executive Officer of Station, affiliates of Lorenzo J. Fertitta, Vice Chairman and President of Station, affiliates of Blake L. Sartini and Delise F. Sartini, and certain officers and other members of management of the Company. The remaining 75.9% of the issued and outstanding shares of non-voting common stock of the Company are owned by FCP Holding, Inc., a Nevada corporation (“FCP HoldCo”) and a wholly-owned subsidiary of FCP. FCP is owned by an affiliate of Colony Capital, LLC (“Colony”) and affiliates of Frank J. Fertitta III and Lorenzo J. Fertitta. Substantially simultaneously with the consummation of the Merger, all of the shares of voting common stock of Station were issued for nominal consideration to FCP VoteCo LLC, a Nevada limited liability company (“FCP VoteCo”), which is owned by Frank J. Fertitta III, Lorenzo J. Fertitta and Thomas J. Barrack, Jr., Chairman and Chief Executive Officer of Colony.

At the effective time of the Merger, each outstanding share of the Company’s common stock, including any rights associated therewith (other than shares of the Company’s common stock owned by FCP, Merger Sub, FCP HoldCo, Fertitta Partners or any wholly-owned subsidiary of the Company or shares of common stock held in treasury by the Company) was cancelled and converted into the right to receive $90 in cash, without interest. Following the consummation of the Merger, the Company became privately owned through FCP HoldCo, Fertitta Partners and FCP VoteCo. The Company’s common stock ceased trading on the New York Stock Exchange at market close on November 7, 2007, and is no longer listed on any exchange or quotation system.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Renata’s Casino in Henderson, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to recognize the benefits of the Merger; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; the ability to maintain existing management; integration of acquisitions; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Construction projects such as the development of Aliante Station entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA consists of net (loss) income plus income tax benefit (provision), interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, management agreement/lease termination costs, merger transaction costs, impairment loss, other non-recurring and non-cash costs, depreciation, amortization and development expense. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net (loss) income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net (loss) income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax benefit (provision), interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, management agreement/lease termination costs, merger transaction costs, impairment loss, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net (loss) income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles (“GAAP”) and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net (loss) income, as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net (loss) income is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating revenues:
Casino	$255,641	$258,951	$1,030,964	$969,147
Food and beverage	63,783	58,795	248,583	211,579
Room	27,913	22,924	112,440	82,431
Other	20,303	18,517	77,343	70,245
Management fees	18,344	25,302	87,785	99,485
Gross revenues	385,984	384,489	1,557,115	1,432,887
Promotional allowances	(28,451)	(25,694)	(110,120)	(93,863)
Net revenues	357,533	358,795	1,446,995	1,339,024

Operating costs and expenses:
Casino	101,455	93,754	391,955	348,659
Food and beverage	45,093	42,591	177,234	152,300
Room	9,641	7,995	37,651	29,962
Other	7,416	7,040	28,949	26,244
Selling, general and administrative	64,498	62,626	255,163	230,278
Corporate	299,230	15,749	340,496	60,540
Development	1,905	2,251	8,362	9,036
Depreciation and amortization	44,334	37,208	168,790	131,094
Loss (gain) on asset disposals, net	767	1,056	(832)	1,736
Preopening	482	1,984	2,131	29,461
Merger transaction costs	143,336	2,526	156,500	2,526
Impairment loss	16,631	-	16,631	-
Management agreement/lease termination	-	553	3,825	1,053
	734,788	275,333	1,586,855	1,022,889

Operating (loss) income	(377,255)	83,462	(139,860)	316,135
Earnings from joint ventures	10,291	10,977	40,122	41,854
Operating (loss) income and earnings from joint ventures	(366,964)	94,439	(99,738)	357,989

Other expense:
Interest expense, net	(86,533)	(54,419)	(258,646)	(171,729)
Interest and other expense from joint ventures	(7,827)	(1,925)	(28,246)	(6,808)
Loss on early retirement of debt	(20,311)	-	(20,311)	-
	(114,671)	(56,344)	(307,203)	(178,537)

(Loss) income before income taxes	(481,635)	38,095	(406,941)	179,452
Income tax benefit (provision)	64,193	(15,027)	31,331	(69,240)
Net (loss) income	$(417,442)	$23,068	$(375,610)	$110,212

Station Casinos, Inc.
Summary Information and
Reconciliation of Net (Loss) Income to EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2007	2006	2007	2006
	Major Las Vegas Operations (a):
	Net revenues	$326,302	$320,506	$1,309,679	$1,189,099

	Net (loss) income	$(1,168)	$30,983	$79,387	$120,107
	Income tax provision	937	19,015	61,212	73,614
	Interest and other expense, net	18,428	30,442	106,571	97,202
	Rent expense	36,725	-	36,725	-
	Depreciation and amortization	33,717	35,276	152,321	123,752
	Loss (gain) on asset disposals, net	55	(111)	75	(518)
	Preopening expenses	24	1,899	739	29,034
	Loss on early retirement of debt	20,311	-	20,311	-
	Share-based compensation expense	542	-	542	-
	Other non-recurring costs	-	-	2,329	-
	Management agreement/lease termination	-	-	3,800	-
	EBITDA (b)	$109,571	$117,504	$464,012	$443,191

	Green Valley Ranch (50% owned):
	Net revenues	$71,070	$70,531	$277,755	$262,354

	Net income	$6,976	$16,470	$25,403	$62,385
	Interest and other expense, net	15,536	6,615	56,369	23,875
	Depreciation and amortization	6,244	6,962	23,951	25,374
	(Gain) loss on asset disposals, net	(4)	-	(21)	25
	Preopening expenses	-	8	376	294
	Management agreement/lease termination	-	-	3,880	-
	Loss on early retirement of debt	-	-	1,655	-
	EBITDA	$28,752	$30,055	$111,613	$111,953

	Major Las Vegas Operations including Green Valley Ranch:
	Net revenues	$397,372	$391,037	$1,587,434	$1,451,453

	Net income	$5,808	$47,453	$104,790	$182,492
	Income tax provision	937	19,015	61,212	73,614
	Interest and other expense, net	33,964	37,057	162,940	121,077
	Rent expense	36,725	-	36,725	-
	Depreciation and amortization	39,961	42,238	176,272	149,126
	Loss (gain) on asset disposals, net	51	(111)	54	(493)
	Preopening expenses	24	1,907	1,115	29,328
	Loss on early retirement of debt	20,311	-	21,966	-
	Share-based compensation expense	542	-	542	-
	Management agreement/lease termination	-	-	7,680	-
	Other non-recurring costs	-	-	2,329	-
	EBITDA	$138,323	$147,559	$575,625	$555,144

	Total Station Casinos, Inc. (c):
	Net (loss) income	$(417,442)	$23,068	$(375,610)	$110,212
	Income tax (benefit) provision	(64,193)	15,027	(31,331)	69,240
	Interest and other expense, net	94,360	56,344	286,892	178,537
	Loss on early retirement of debt	20,311	-	20,311	-
	Depreciation and amortization	44,334	37,208	168,790	131,094
	Development expense	1,905	2,251	8,362	9,036
	Loss (gain) on asset disposals, net	767	1,056	(832)	1,736
	(Gain) loss on asset disposals, net at joint ventures (50%)	(2)	-	(21)	7
	Preopening expenses	482	1,984	2,131	29,461
	Preopening expenses at joint ventures (50%)	270	4	734	147
	Merger transaction costs	143,336	2,526	156,500	2,526
	Share-based compensation expense	287,687	-	287,687	-
	Impairment loss	16,631	-	16,631	-
	Referendum/lawsuit expense at Thunder Valley (24%)	3,192	-	3,192	-
	Other non-recurring costs	104	1,500	3,304	1,863
	Management agreement/lease termination	-	553	3,825	1,053
	Management agreement/lease termination at Green Valley Ranch (50%)
		-	-	1,940	-
	EBITDA	$131,742	$141,521	$552,505	$534,912

	Occupancy percentage	84%	92%	90%	95%
	ADR	$94	$79	$93	$73

(a)	Includes the wholly owned properties of Red Rock (since April 18, 2006), Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	For the three months and year ended December 31, 2007, the CMBS Properties (Red Rock, Palace Station, Boulder Station and Sunset Station) reported EBITDA of $75.8 million and $315.4 million, respectively.

(c)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire, Magic Star, Gold Rush, Lake Mead Casino (since October 2006), the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc., Las Vegas
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer
and Treasurer
or
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications